EXHIBIT 99.2


                              EXPRESS SCRIPTS, INC.
                                     TABLE 1
                         UNAUDITED OPERATING STATISTICS
                 (in thousands, except per claim and per member)

                         3 MONTHS       3 MONTHS    3 MONTHS     3 MONTHS      3 MONTHS
                           ENDED          ENDED       ENDED        ENDED         ENDED
                        06/30/2001     03/31/2001  12/31/2000   09/30/2000    06/30/2000
                        ----------     ----------  ----------   ----------    ----------
DRUG SPENDING
Drug spend, excl. UHC   $3,856,119     $3,652,074  $2,999,854   $2,735,701    $2,880,271
Specialty Dist. (SDS)      172,918        166,692     154,768      161,058       147,671
UHC                             --             --      79,142      595,884     1,092,030
                        ----------     ----------  ----------   ----------    ----------
   Total                $4,029,037     $3,818,766  $3,233,764   $3,492,643    $4,119,972
                        ==========     ==========  ==========   ==========    ==========

REVENUE DETAIL
PBM revenues (1)        $2,187,701     $2,033,998  $1,899,052   $1,715,008    $1,630,519
Non-PBM revenues            18,491         22,412      22,447       21,481        22,848
                        ----------     ----------  ----------   ----------    ----------
Total revenues          $2,206,192     $2,056,410  $1,921,499   $1,736,489    $1,653,367
                        ==========     ==========  ==========   ==========    ==========

PER CLAIM
Network revenue/claim   $    21.99     $    20.32  $    20.50   $    17.15    $    15.06
Mail revenue/claim      $   124.44     $   123.19  $   119.97   $   116.62    $   114.02

CLAIMS DETAIL
Network, excl. UHC          71,311         72,345      66,469       57,855        58,628
SDS                            436            371         289          317           277
Mail                         4,879          4,496       4,061        3,906         3,701
                        ----------     ----------  ----------   ----------    ----------
Total claims, excl. UHC     76,626         77,212      70,819       62,078        62,606
UHC claims                      --             --       1,585       14,452        20,578
                        ----------     ----------  ----------   ----------    ----------
Total claims                76,626         77,212      72,404       76,530        83,184
                        ==========     ==========  ==========   ==========    ==========
Adjusted claims (3)         86,384         86,204      80,526       84,342        90,586
                        ==========     ==========  ==========   ==========    ==========

MEMBERSHIP DETAIL (4)
Members, excl. UHC          47,000         45,500      43,500       41,500        40,500
UHC members                     --             --          --          500         8,300
                        ----------     ----------  ----------   ----------    ----------
Total members, incl UHC     47,000         45,500      43,500       42,000        48,800
                        ==========     ==========  ==========   ==========    ==========
Avg. members, incl UHC      46,500         44,500      42,750       45,400        48,400
                        ==========     ==========  ==========   ==========    ==========

PER AVG. MEMBER (5)
Drug spend              $    87.11     $    85.81  $    75.64   $    76.93    $    85.12
Gross profit            $     3.25     $     3.26  $     3.20   $     2.93    $     2.84
EBITDA                  $     1.66     $     1.67  $     1.64   $     1.48    $     1.46

MARGIN ANALYSIS
Gross profit margin            6.8%           7.1%        7.1%         7.6%          8.3%
EBITDA margin                  3.5%           3.6%        3.6%         3.9%          4.3%

PER ADJUSTED CLAIM
Drug spend              $    46.64     $    44.30   $   40.16   $    41.41    $    45.48
Gross profit            $     1.74     $     1.68   $    1.70   $     1.58    $     1.52
EBITDA                  $     0.89     $     0.86   $    0.87   $     0.80    $     0.78


SEE NOTES TO UNAUDITED OPERATING STATISTICS

                              EXPRESS SCRIPTS, INC.

                                      NOTES


UNAUDITED OPERATING STATISTICS (excludes non-recurring items)

(1) Our PBM revenues generally include administrative fees, dispensing fees and ingredient costs of pharmaceuticals dispensed from retail pharmacies included in one of our networks or from one of our mail pharmacies, and the associated costs are recorded in cost of revenues (the Gross Basis). Where we only administer the contracts between our clients and the clients' retail pharmacy networks, we record as revenues only the administrative fee we received from our activities (the Net Basis).

(2) This increase primarily reflects the transfer of clients to pharmacy networks managed by us (Gross Basis -- see footnote 1); higher utilization and drug costs; and new membership.

(3) Adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day scripts and network claims are generally 30 day scripts.

(4) Represents members as of July 1, 2001, April 1, 2001, January 1, 2001, October 1, 2000, and July 1, 2000, respectively. In computing the number of members we serve, we make certain estimates and adjustments. We believe different PBMs use different factors in making these estimates and adjustments. We also believe, however, that these numbers are a reasonable approximation of the actual number of members we serve.

(5) Calculated based on average members.

(6) Reflects the increase in mail prescriptions and the success in cross-selling additional services to our existing membership. The slight decrease in gross profit and EBITDA per average member from the first quarter of 2001 reflects the addition of 1.0 million AARP members late in the second quarter of 2001.

(7) Margin analysis is not indicative of profitability -- margins are greatly impacted by the transfer of clients to pharmacy networks managed by us (Gross Basis) from the clients' network (Net Basis). When we process claims for a client's pharmacy network, all we record as revenue is an administrative fee (Net Basis). When a client is transferred to one of our networks, we charge the administrative fee and a fee for managing the pharmacy network. In addition, we gross up revenues and cost of revenues to include the ingredient cost (Gross Basis). Thus, while the margin percentage appears to decline because revenues are grossed up for the ingredient cost, our actual profit per claim and net income improves due to the fee we receive for managing the pharmacy network.

                              EXPRESS SCRIPTS, INC.


             UNAUDITED CASH EARNINGS EXCLUDING NON-RECURRING ITEMS
                                     TABLE 2
                      (in thousands, except per share data)


                                            3 MONTHS      3 MONTHS      3 MONTHS      3 MONTHS     3 MONTHS
                                              ENDED         ENDED         ENDED         ENDED        ENDED
                                           06/30/2001    03/31/2001    12/31/2000    09/30/2000   06/30/2000
                                           ----------    ----------    ----------    ----------   ----------

Net income, excluding non-recurring items     $30,244      $28,079       $26,008     $23,847       $22,855

Goodwill amortization, net of tax effect        6,356        6,445         6,482       6,486         6,359
                                              -------      -------       -------     -------       -------
Net income, excluding goodwill amortization   $36,600      $34,524       $32,490     $30,333       $29,214
                                              =======      =======       =======     =======       =======

Weighted average number of shares
   outstanding during period - diluted (1)     80,128       79,634        79,005      78,580        77,016
                                              =======      =======       =======     =======       =======

Diluted cash earnings per share (1)           $  0.46      $  0.43       $  0.41     $  0.39       $  0.38
                                              =======      =======       =======     =======       =======

(1) Earnings per share and weighted average shares outstanding have been restated to reflect the two-for-one stock split effective June 22, 2001.



                             SELECTED RATIO ANALYSIS
                                     TABLE 3

                              AS OF      AS OF     AS OF     AS OF      AS OF
                          06/30/2001 03/31/2001 12/31/2000 09/30/2000 06/30/2000
                          ---------- ---------- ---------- ---------- ----------

Debt to EBITDA ratio (1)     1.4x        1.4x       1.4x      1.7x       2.2x
Interest coverage ratio (1)  7.5x        6.6x       5.8x      4.9x       4.4x
Debt to enterprise value     8.4%       10.5%       9.1%     13.3%      19.3%
Debt to capitalization      33.3%       34.5%      35.9%     39.0%      47.1%


(1)  Uses financial information for the twelve months ended